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                                                                    EXHIBIT 21.1

               AUBURN NATIONAL BANCORPORATION INC AND SUBSIDIARY
                                - SUBSIDIARIES


  DIRECT SUBSIDIARIES
  AuburnBank


  INDIRECT SUBSIDIARIES
  AUB Holdings Corp.
  AUB, Inc.